UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): July 1, 2004

ALARIS MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10207	13-3492624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10221 Wateridge Circle

San Diego, California 92121-1579

(Address, including zip code, of registrant’s principal executive offices)

(858) 458-7000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On July 1, 2004, ALARIS Medical Systems, Inc., a Delaware corporation (“ALARIS”), Cardinal Health, Inc., an Ohio corporation (“Cardinal”), and Blue Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Cardinal (“Merger Sub”), entered into Amendment No. 2 to the Agreement and Plan of Merger, dated as of May 18, 2004 and amended on June 14, 2004 (the “Merger Agreement”). A copy of the Amendment No. 2 is attached.

Item 7. Financial Statements, Pro Forma Financial Statement and Exhibits

(c) Exhibits.

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of July 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALARIS MEDICAL SYSTEMS, INC.

Date: July 2, 2004	/s/ Stuart E. Rickerson
Stuart E. Rickerson
Vice President, General Counsel & Secretary